EXHIBIT (21)



                           SUBSIDIARIES OF REGISTRANT



     The registrant has no "parent" as such as defined by the Securities Act of 1933, as amended. All subsidiaries of the Registrant are included in the consolidated financial statements:

                                               Percentage        Jurisdiction
                                                  of                 of
                                               Ownership        Incorporation
                                               ---------        -------------
Piedmont Trust Bank                               100%             Virginia
Bank of Carroll                                   100%             Virginia
Bank of Ferrum                                    100%             Virginia
First Community Bank                              100%             Virginia
The First Bank of Stuart                          100%             Virginia
First Community Bank of Saltville                 100%             Virginia
First National Bank of Clifton Forge              100%             United States
Hanover Bank                                      100%             Virginia
MainStreet Trust Company, N.A.                    100%             United States